UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

429 Post Road, Buchanan, Michigan 49107

(Address of principal executive offices)

(269) 695-2700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 20, 2012, XPO Logistics, Inc. (“XPO Logistics”) issued a press release announcing the closing of a registered underwritten public offering of 9,200,000 shares of its common stock, par value $0.001 per share (the “Shares”), pursuant to an underwriting agreement, dated March 14, 2012 (the “Underwriting Agreement”), between XPO Logistics and Morgan Stanley & Co. LLC, as representative of the several Underwriters listed on Schedule II to the Underwriting Agreement, which agreement is filed herewith as Exhibit 1.1. A copy of the press release is filed herewith as Exhibit 99.1. The 9,200,000 Shares, which include 1,200,000 Shares issued and sold as a result of the full exercise of the underwriters’ overallotment option, were issued pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission on Form S-3 (Registration No. 333-176700). XPO Logistics received approximately $136.7 million in net proceeds from the offering after underwriting discounts and estimated expenses of the offering.

The opinion of Cravath, Swaine & Moore LLP, relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated March 14, 2012, between XPO Logistics, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters listed on Schedule II to the Underwriting Agreement

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 20, 2012, issued by XPO Logistics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 20, 2012	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated March 14, 2012, between XPO Logistics, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters listed on Schedule II to the Underwriting Agreement

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 20, 2012, issued by XPO Logistics, Inc.